UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2025

Specificity, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-257323	85-4017786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8429 Lorraine Rd., Suite 377, Lakewood Ranch, FL 34202
(Address of principal executive offices)

Registrant’s telephone number, including area code	(813) 364-4744

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPTY	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Specificity, Inc. is referred to herein as the “Company”, “we”, “our”, or “us”.

SECTION 8 –OTHER EVENTS

Item 8.01 Other Events.

On October 14, 2025, the Company filed a Form S-1 with the Securities and Exchange Commission (“SEC”), such date was during a shutdown of the federal government which began on October 1, 2025, and ended on November 12, 2025. Per SEC Announcement “Division of Corporation Finance Actions In Advance of a Potential Government Shutdown”, the Form S-1 included the language “This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.” Therefore, the Company wishes to announce that their Form S-1 as filed on October 14, 2025, is effective as of November 3, 2025. The Company does not anticipate any amendments to the Form S-1, but in such case will file a Post-Effective Amendment as required.

The Effective Form S-1 is available via the Company’s EDGAR Search Results, and at the following link: https://www.sec.gov/ix?doc=/Archives/edgar/data/1840102/000152013825000306/spec-10102025_s1.htm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specificity, Inc.
(Registrant)
Date:	December 5, 2025
		By:	/s/ Jason Wood
		Name:	Jason Wood
		Title:	Chief Executive Officer